UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 3, 2005

Renal Care Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27640	62-1622383
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2525 West End Avenue, Suite 600
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 345-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On May 3, 2005, Renal Care Group, Inc. (the “Company”) entered into an Agreement (the “Merger Agreement”) with Fresenius Medical Care AG (“Fresenius Medical Care”), Fresenius Medical Care Holdings, Inc., a wholly-owned subsidiary of Fresenius Medical Care (“FME”), and Florence Acquisition, Inc., a wholly-owned subsidiary of FME (“Sub”). If the Merger Agreement is approved by the Company’s shareholders and if the other conditions in the Merger Agreement are met, Sub will merge into the Company, with the Company surviving as a wholly owned subsidiary of FME, and each share of the Company’s common stock will be converted into the right to receive $48 in cash.

      Consummation of the merger is subject to customary conditions, including (i) approval of a majority of the outstanding shares of the Company’s common stock, (ii) expiration or termination of the Hart-Scott-Rodino waiting period, and (iii) absence of any order or injunction prohibiting the closing. In addition, each party’s obligation to consummate the merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party, and (ii) compliance of the other party with its covenants contained in the Merger Agreement. Further, the obligation of Fresenius Medical Care to consummate the merger is subject to (i) there being no event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as that term is defined in the Merger Agreement) on the Company, and (ii) the satisfaction of certain conditions applicable to the Company contained in Fresenius Medical Care’s commitment letter relating to the financing required to consummate the merger.

      The Merger Agreement contains certain termination rights for both Fresenius Medical Care and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Fresenius Medical Care a termination fee of $96,250,000.

      In addition, Fresenius AG, the parent company of Fresenius Medical Care, has entered into a letter agreement with the Company (the “Letter Agreement”) addressing Fresenius AG’s approval of the merger and its cooperation in satisfying the conditions precedent to the merger, including its obligations to assist in obtaining any required antitrust approvals. In connection with the execution of the Merger Agreement, the Company and Wachovia Bank, National Association, as rights agent, entered into a First Amendment, dated May 3, 2005, to the Shareholder Protection Rights Agreement (the “Rights Agreement”), dated as of May 2, 1997 (the “Rights Amendment”). This Rights Amendment renders the rights inapplicable to the merger and the other transactions contemplated by the Merger Agreement and terminates the Rights Agreement effective as of immediately prior to the effective time of the merger.

      The foregoing descriptions of the merger, the Merger Agreement, the Letter Agreement and the Rights Amendment do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Letter Agreement and the Rights Amendment, respectively, which are filed as Exhibits 2.1.1, 2.1.2 and 4.1 hereto, and are incorporated into this Current Report by reference.

      In connection with the proposed transaction, the Company plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about the Company, Fresenius Medical Care, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company.

      The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Fresenius Medical Care may also be deemed a participant in such solicitation. Information regarding the Company’s executive officers and directors is available in the Company’s proxy statement, dated

April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that the Company’s executive officers and directors may have in the transaction with Fresenius Medical Care will be set forth in the proxy statement that the Company intends to file with the SEC in connection with the proposed merger.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Rights Amendment is hereby incorporated by reference in this Item 1.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1.1	Agreement, dated May 3, 2005, by and among Renal Care Group, Inc., Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. and Florence Acquisition, Inc.

2.1.2	Letter Agreement among Fresenius AG, Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. and Renal Care Group, Inc., dated May 3, 2005

4.1	First Amendment, dated as of May 3, 2005, to the Shareholder Protection Rights Agreement dated as of May 2, 1997, between Renal Care Group, Inc. and Wachovia Bank, National Association, as rights agent

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renal Care Group, Inc.

Date: May 4, 2005	By:	/s/ David M. Dill

	Name:	David M. Dill

	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1.1	Agreement, dated May 3, 2005, by and among Renal Care Group, Inc., Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. and Florence Acquisition, Inc.

2.1.2	Letter Agreement among Fresenius AG, Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. and Renal Care Group, Inc., dated May 3, 2005

4.1	First Amendment, dated as of May 3, 2005, to the Shareholder Protection Rights Agreement dated as of May 2, 1997, between Renal Care Group, Inc. and Wachovia Bank, National Association, as rights agent